UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2013

ARTISANAL BRANDS, INC.

(Exact name of Company as specified in its charter)

New York	0-26112	41-1759882
(State of Jurisdiction)	(Commission File Number)	(IRS Employer ID No.)

483 Tenth Avenue	New York, New York	10708
(Address of Principal Executive offices)		(Zip Code)

 Company's telephone number, including area code 212-871-3150
Name of each exchange on
Title of each class	which registered
Common Stock $.001 par value	OTC Electronic Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure and Appointment of Directors or Certain Officers.

At a board meeting held on June 19, 2013, the Company’s board of directors accepted the resignation of Mr. John Nesbett who resigned as a director of the Company after more than five years of service. Mr. Nesbett explained that, given the increasing demands of his business and the beginning this month of the Company's new fiscal year, now would be an appropriate time to resign. The Company accepted Mr. Nesbett's resignation, acknowledging his dedicated and insightful service to the board and the Company. Mr. Nesbett served on the Company’s Nominating Committee with Messrs. William Lavin, Keith DeMatteis and the Company’s Chief Executive Officer, Daniel W. Dowe.

The board then appointed David A. Dowe, MD to fill the board seat vacancy created by Mr. Nesbett's resignation. Dr. Dowe is a shareholder, lender and ardent supporter of the Company. He currently has more than $1 million invested in or loaned to the Company. Dr. Dowe has been with Atlantic Medical Imaging for 21 years. He is currently a director of its CT coronary care unit and previously served as CEO for a four-year period. Dr. Dowe will serve the remainder of Mr. Nesbett’s term until the Company’s next annual meeting of shareholders, where shareholders will vote for directors agreeing to serve another full year term. Dr. Dowe is a brother of the Company’s CEO.

In addition to his financial support, Dr. Dowe also introduced director Michael Headley to Artisanal. Mr. Headley subsequently loaned $1 million to the Company, purchased Artisanal’s common stock and became a director in 2012 because of his financial commitment.

Item 8.01     Other Events.

New E-Commerce Director

The Company is also pleased to announce that Ms. Judy Reiley has joined the Company as Director of E-Commerce. Formerly the Senior Director of E-Commerce at Spiegel, LLC., Ms. Reiley has more than 20 years of experience in direct-to-consumer business in a variety of product lines. Her experience in marketing to the same demographic groups that Spiegel and Artisanal share will help the Company gain greater exposure and sales for its online product offering. Ms. Reiley will be working closely with the Company’s CEO to execute partnership programs with major accounts and a new proprietary initiative to utilize the Artisanal CheeseClock™ as part of a revenue sharing plan with online wine merchants. Ms. Reiley's responsibilities at Artisanal will also include customer service to enable the Company to expand upon and improve the full customer experience at www.artisanalcheese.com.

Investor Relations Firm Retained

The Company also retained the services of Taylor Rafferty, a Division of King Worldwide, as its investor relations counsel.

Item 9.01     Financial Statements And Exhibits.

(d)	Exhibits.

99.1	Press Release dated June 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISANAL BRANDS, INC.

By:	/s/ Daniel W. Dowe
Daniel W. Dowe, President

DATED: June 20, 2013